EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in the Current Report on Form 8-K under the Securities Exchange Act of 1934 of Pan Pacific Retail Properties, Inc. dated January 31, 2003 of our report dated November 19, 2002 and contained in Registration Statement No. 33-101376 of Pan Pacific Retail Properties, Inc. on Form S-4 under the Securities Act of 1933 insofar as such reports relate to the financial statements and financial statement schedules of Center Trust, Inc. for the year ended December 31, 2001.

/s/    DELOITTE & TOUCHE LLP
Los Angeles, California
January 27, 2003